UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2013
______________________

CAMBRIDGE HEART, INC.
(Exact Name of Registrant as Specified in Charter)

______________________

Delaware	000-20991	13-3679946
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Ames Pond Drive, Tewksbury, MA 01876
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 978-654-7600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Cambridge Heart, Inc. anticipates that it will be unable to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (the “Annual Report”) with the Securities and Exchange Commission by April 1, 2013, the date on which such Annual Report is due, as a result of financial constraints that prohibit the Company from completing the necessary audit of its financial statements.

Failure to file the Annual Report, if uncured for a period of 10 days, will constitute an event of default under the secured convertible promissory notes issued and sold by the Company in various private placements from January through May 2012 (the “Notes”). The Company does not expect to be able to file the Annual Report within the 10-day cure period. In addition, the Company failed to make certain interest payments on the Notes on December 31, 2012 and March 31, 2013, each of which constituted an event of default under the Notes. Pursuant to the terms of the Notes, upon an event of default that is not cured within the requisite amount of time, the Note holders will have the right to accelerate the payment of all amounts of principal and interest due under the Notes. For so long as the event of default continues, the Company will be required to pay interest at the default interest rate of 15% per year. In addition, failure to file the Annual Report will require the Company to suspend use of its Registration Statement on Form S-1 registering the shares of common stock issuable upon conversion of the Notes and exercise of certain warrants (the “Warrants”). If the use of the Registration Statement is suspended for more than 22 consecutive business days, which the Company believes will be the case, the Company will be required to pay liquidated damages to the Note holders in an amount equal to 0.5% of the principal amount of the outstanding Notes and purchase price of the shares issuable upon conversion of the Notes and exercise of the Warrants for each 30 days that the Registration Statement is not effective. The maximum aggregate amount of liquidated Damages will not exceed 5% of the sum of the Note principal plus aggregate actual Warrant exercise prices.

In connection with the issuance of the Notes, the Company entered into a security agreement granting to the Note holders a first priority security interest in all of the assets of the Company. Upon an event of default, the Note holders are entitled to foreclose on the Company’s assets pursuant to the security agreement.

Item 8.01. Other Events.

As of April 1, 2013, 100,112,960 shares of the Company's common stock were outstanding. On an as-converted basis, the Company has 124,659,416 shares of common stock issued and outstanding, including 100,112,960 shares of common stock issued, 4,180,602 shares issuable upon conversion of the Series C-1 Convertible Preferred Stock and 20,365,854 shares issuable upon conversion of the Series D Convertible Preferred Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBRIDGE HEART, INC.

Date: April 1, 2013	By:	/s/ Roderick de Greef
Roderick de Greef
Chairman